Exhibit 99



News From


                                 HEALTHSOUTH


                                                                   May 27, 2005


             HEALTHSOUTH TO PROVIDE BUSINESS UPDATE ON JUNE 29, 2005 TO
               DISCUSS COMPREHENSIVE FORM 10-K AND BUSINESS PLAN


Birmingham, Ala. - HealthSouth Corporation (OTC Pink Sheets: HLSH) today announced it will hold a meeting for investors in New York City on June 29, 2005 at 4 p.m. Eastern Time to provide an update of its current operations, a review of its comprehensive Form 10-K for the years ended Dec. 31, 2000 through Dec. 31, 2003, and a brief overview of its strategic business plan. The company expects the meeting to conclude by 6 p.m. Eastern Time.

The company also stated that it intends to file its comprehensive Form 10-K with the Securities and Exchange Commission in advance of the June 29 meeting so investors will have ample time to review it prior to the meeting. This comprehensive Form 10-K will contain restated financial statements for periods which previously had been reported and initial financial statements for the other periods covered by the report.

"We believe we are close to having the comprehensive Form 10-K completed. However, as we have stated before, it is our intention to not rush a process of this importance," said HealthSouth CFO John Workman. "Preparing the comprehensive Form 10-K has been a very complex process. We have worked extensively with external resources to ensure that our accounting records are reconstructed thoroughly and our financial statements and other disclosures are prepared properly."

The company also noted that the process of completing the comprehensive Form 10-K has consumed more than 500 man-years of external labor resources and required millions of lines of adjusting journal entries.

The June 29 meeting will be held in the 3rd floor auditorium of the J.P. Morgan Chase World Headquarters at 270 Park Avenue. Individuals attending the meeting in person do not need to make a reservation and should allow ample time for security. Photo identification will be required.

Individuals will also be able to access the meeting via teleconference or a live Internet broadcast. To access the meeting by phone, please dial 877-918-6313 and enter pass code 6759603. International callers should dial 312-470-7286 and use the same pass code. A digital recording will be available, beginning approximately two hours after the completion of the meeting, from June 29, 2005 to July 15, 2005. To access the recording, please dial 866-436-9398. International callers should dial 203-369-1041.

The Internet broadcast will be available at www.healthsouth.com by clicking on an available link. The Webcast will be archived for replay purposes for two weeks after the live broadcast on the same Web site.

A copy of the slide presentation that HealthSouth plans to use during the meeting will be filed with the U.S. Securities and Exchange Commission and will also be posted on the Company's Web site at www.healthsouth.com.

About HealthSouth
HealthSouth is one of the nation's largest providers of outpatient surgery, diagnostic imaging and rehabilitative healthcare services, operating facilities nationwide. HealthSouth can be found on the Web at www.healthsouth.com.

Statements contained in this press release which are not historical facts are forward-looking statements. In addition, HealthSouth, through its senior management, may from time to time make forward-looking public statements concerning the matters described herein. Such forward-looking statements are necessarily estimates based upon current information, involve a number of risks and uncertainties and are made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. HealthSouth's actual results may differ materially from the results anticipated in these forward-looking statements as a result of a variety of factors. While it is impossible to identify all such factors, factors which could cause actual results to differ materially from those estimated by HealthSouth include, but are not limited to: the investigations by the Department of Justice and the Securities and Exchange Commission into HealthSouth's financial reporting and related activity calling into question the accuracy of the Company's previously filed financial statements; HealthSouth's statement that as a result of the investigations, the Company's previously filed financial statements should no longer be relied upon and may result in the Company restating its prior financial statements; the withdrawal by HealthSouth's former accountants of their audit reports on all of the Company's previously filed financial statements; the outcome of pending litigation relating to these matters; significant changes in HealthSouth's management team; HealthSouth's ability to successfully amend, restructure and/or renegotiate its existing indebtedness or cure or receive a waiver of the events of default under such agreements, the failure of which may result in HealthSouth filing a voluntary petition for bankruptcy; HealthSouth's ability to continue to operate in the ordinary course and manage it's relationships with its creditors, including it's lenders, bondholders, vendors and suppliers, employees and customers; changes, delays in or suspension of reimbursement for HealthSouth's services by governmental or private payors; changes in the regulation of the healthcare industry at either or both of the federal and state levels; changes to or delays in the implementation of the prospective payment system for inpatient rehabilitation services; competitive pressures in the healthcare industry and HealthSouth's response thereto; HealthSouth's ability to obtain and retain favorable arrangements with third-party payors; general conditions in the economy and capital markets; and other factors which may be identified from time to time in the Company's SEC filings and other public announcements.
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Media Contact
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Andy Brimmer, 205-410-2777